Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of BKV Corporation of our report dated September 12, 2022 relating to the statements of revenues and direct operating expenses of the Barnett Assets of XTO Energy Inc. and Barnett Gathering, LLC, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
January 12, 2024